Exhibit 3.1

FILED
Secretary of State State of Washington Date Filed: 05/09/2019 Effective Date: 05/09/2019 UBI No: 601 166 399

ARTICLES OF AMENDMENT TO

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

AMPLIPHI BIOSCIENCES CORPORATION

(a Washington corporation)

Pursuant to the provisions of the Washington Business Corporation Act (the “WBCA”), RCW 23B.10.020 and RCW 23B.10.060, the undersigned corporation hereby submits these Articles of Amendment for filing:

First: The name of the corporation is AmpliPhi Biosciences Corporation (the “Corporation”).

Second: This amendment to the Corporation’s Amended and Restated Articles of Incorporation (“Amended Articles”) was adopted by the Board of Directors of the Corporation (the “Board”) on May 8, 2019.

Third: Effective as of 8:00 a.m., Pacific time, on May 9, 2019 (the “Effective Time”), Section 4.1 of Article 4 of the Amended Articles be, and it hereby is, amended and restated in its entirety as follows:

“4.1 Authorized Capital.

The total authorized stock of this corporation shall consist of 217,000,000 shares of Common Stock, par value $0.01 per share, and 10,000,000 shares of Preferred Stock, par value $0.01 per share.

Effective as of the Effective Time, each fourteen (14) shares of the Corporation’s Common Stock, par value $0.01 per share, issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the Corporation or the respective holders thereof, be combined into one (1) share of Common Stock without increasing or decreasing the par value of each share of Common Stock (the “Reverse Split”); provided, however, no fractional shares of Common Stock shall be issued as a result of the Reverse Split and, in lieu thereof, upon receipt after the Effective Time by the exchange agent selected by the Corporation of a properly completed and duly executed transmittal letter and, where shares are held in certificated form, the surrender of the stock certificate(s) formerly representing shares of pre-Reverse Split Common Stock, any shareholder who would otherwise be entitled to a fractional share of post-Reverse Split Common Stock as a result of the Reverse Split, following the Effective Time (after taking into account all fractional shares of post-Reverse Split Common Stock otherwise issuable to such shareholder), shall be entitled to receive a cash payment (without interest) equal to the fractional share of post-Reverse Split Common Stock to which such shareholder would otherwise be entitled multiplied by the average of the closing sales prices of a share of the Corporation’s Common Stock (as adjusted to give effect to the Reverse Split) on the NYSE American during regular trading hours for the five (5) consecutive trading days immediately preceding the date these Articles of Amendment are filed with the Secretary of State of the State of Washington. Each stock certificate that, immediately prior to the Effective Time, represented shares of pre-Reverse Split Common Stock shall, from and after the Effective Time, automatically and without any action on the part of the Corporation or the respective holders thereof, represent that number of whole shares of post-Reverse Split Common Stock into which the shares of pre-Reverse Split Common Stock represented by such certificate shall have been combined (as well as the right to receive cash in lieu of any fractional shares of post-Reverse Split Common Stock as set forth above; provided, however, that each holder of record of a certificate that represented shares of pre-Reverse Split Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of post-Reverse Split Common Stock into which the shares of pre-Reverse Split Common Stock represented by such certificate shall have been combined pursuant to the Reverse Split, as well as any cash in lieu of fractional shares of post-Reverse Split Common Stock to which such holder may be entitled as set forth above. The Reverse Split shall be effected on a record holder-by-record holder basis, such that any fractional shares of post-Reverse Split Common Stock resulting from the Reverse Split and held by a single record holder shall be aggregated.”

Fourth: The only sentence contained in Article 1 of the Amended Articles is amended to read in its entirety as follows:

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“The name of this corporation shall be Armata Pharmaceuticals, Inc.”

Fifth: Thereafter, pursuant to a resolution by the Board, the amendment contained in these Articles of Amendment that required approval of the Corporation’s shareholders was submitted to the shareholders of the Corporation for their approval at a special meeting of the Corporation’s shareholders that was duly called and held, upon notice, at which meeting the necessary number of shares as required by statute were voted in favor of such amendment. Accordingly, said amendment was duly adopted in accordance with the provisions of RCW 23B.10.030 and RCW 23B.10.040.

[Signature page follows]

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IN WITNESS WHEREOF, AmpliPhi Biosciences Corporation has caused these Articles of Amendment to be executed by its duly authorized officer on May 9, 2019.

AMPLIPHI BIOSCIENCES CORPORATION

By:	/s/ Paul C. Grint, M.D.

Name: Paul C. Grint, M.D.

Title: Chief Executive Officer

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[Washington Secretary of State name change form to be attached]

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Office of the Secretary of State Corporations & Charities Division (360) 725 - 0377 | www.sos.wa.gov/corps 801 Capitol Way S, Olympia, WA 98504-0234	This Box for Office Use Only

☐ Amendment Fee $30

☒ Amendment Fee with Expedited Service $80

ARTICLES OF AMENDMENT

PROFIT CORPORATION

RCW 23B.10

Please provide UBI # 601 166 399

NAME OF PROFIT CORPORATION: (as currently recorded with the Office of the Secretary of State)

Ampliphi Biosciences Corporation

BUSINESS TYPE: Are you changing your business type? ☐ Yes ☑ No (if no, continue to next section)

If yes, select the change being made:

☐ WA PROFESSIONAL SERVICE CORPORATION      ☐ WA PUBLIC UTILITY CORPORATION

☐ WA SOCIAL PURPOSE CORPORATION

ENTITY NAME CHANGE: Are you changing your business name? ☒ Yes ☐ No   If no, continue to Jurisdiction

If yes, do you already have an entity name reserved? ☒ Yes ☐ No

If Yes, provide the Name Reservation Number and Name   If No, provide only the name

Reservation Number: 1277541.

Name: Armata Pharmaceuticals, Inc.

CORPORATE SHARES: Are you changing your business’s authorized shares? ☐ Yes ☒ No   If no, continue to next section

New number of authorized shares: ________________ Class of shares: ☐ Common Stock ☐ Preferred Stock

Did your share information change? (check one) ☐ Yes ☐ No   If No, continue to next section

If Yes, implementation plan for change: (attach additional pages if needed)

Has your registered agent changed? ☐ YES ☒ NO   If Yes, please be sure to complete page 2

Articles of Amendment - Profit

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NEW REGISTERED AGENT:

Is the Registered Agent a Commercial Registered Agent? ☐ Yes ☐ No

If Yes, provide the name of the Commercial Registered Agent: _______________________________

A Commercial Registered Agent is an entity or individual that is registered with the Office of the Secretary of

State to receive legal documents on behalf of a corporation. A Commercial Registered Agent has the entities/individual’s address on record with the office.

A Registered Agent consent is still required for a Commercial Registered Agent located below.

If No, please continue below

Please complete ONE type of Registered Agent below, be sure to include the name below the checked box. Then continue to provide the required street address. Mailing address if needed.

☐ Individual	☐ Entity	☐ Office or Position

First and last name of a Non-commercial Registered Agent. (Any person not registered as a Commercial Registered Agent.)	Name of a Non-commercial Registered Agent. (Any business not registered as a Commercial Registered Agent.)	List the Office or Position serves as agent. (Only if using the specific office or position as the registered agent, no matter who holds the position like: Secretary, Member or Treasurer.)

Phone:	Email:

Registered Agent Street Address (required) (Must be a physical address No PO Box or PMB)	Registered Agent Mailing Address (optional) ☐ Check if mailing address is the same as street address

Country: United States State: Washington	Country: United States State: Washington

Address : _____________________________	Address : _____________________________
________________________________	________________________________
Zip: __________ City: __________________	Zip: __________ City: __________________

CONSENT TO SERVE AS REGISTERED AGENT - REQUIRED FOR ALL TYPES

1 hereby consent to serve as Registered Agent in the State of Washington for the named entity. I understand it will be my responsibility to accept service of process, notices, and demands on behalf of the entity; to forward mail to the entity; and to immediately notify the Office of the Secretary of State if I resign or change the Registered Office Address.

Signature of Registered Agent	Printed Name/Title	Date

Articles of Amendment - Profit

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DURATION: Required only if changed   Please check ONE of the following

☐ This Company shall have a perpetual duration ☐ This Company shall have a duration of _____________ years.

☐ This Company shall expire on __________________

ADOPTION OF ARTICLES OF AMENDMENT: This Amendment was duly adopted by the following method

☒ By a sufficient vote of shareholders

☒ By the board of directors

☐ By the incorporators prior to the issuance of shares

EFFECTIVE DATE:

☒ Date of filing ☐ Specify a Date ________________ cannot be more than 90 days following received date

DATE OF ADOPTION: When was this Amendment adopted?

☐ Date of filing ☒ Specify a date: 05/08/2019

RETURN ADDRESS FOR THIS FILING: (Optional)

This address will be sent document(s) regarding this specific filing in addition to document(s) being sent to the Registered Agent's street/mailing address.

Attention to:	Steven V. Masillo
Email:	steve.masillo@thompsonhine.com
Address:	335 Madison Ave
City	New York State NY Zip 10017

AUTHORIZED PERSON:

This record is hereby executed under penalties of perjury, and is, to the best of my knowledge, true and correct.

/s/ Steven V. Masillo	Steven V. Masillo	5/9/19
Signature of Authorized Person	Printed Name/Title	Date

Articles of Amendment - Profit

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Washington Secretary of State Corporations and Charities Division 801 Capitol Way South PO Box 40234 Olympia, WA 98504-0234 (360) 725-0377 corps@sos.wa.gov

05/09/2019

ARMATA PHARMACEUTICALS, INC.

NATIONAL REGISTERED AGENTS, INC.

711 CAPITOL WAY S STE 204

OLYMPIA WA 98501

UBI Number: 601 166 399

Business Name: ARMATA PHARMACEUTICALS, INC.

Dear NATIONAL REGISTERED AGENTS, INC.,

Thank you for your recent submission. This letter is to confirm that the following documents have been received and successfully filed:

ARTICLES OF AMENDMENT

You can view and download your filed document(s) for no charge at our website, www.sos.wa.gov/ccfs.

If you haven’t already, please sign up for a user account on our website, www.sos.wa.gov/ccfs, to file online, conduct searches, and receive status updates.

Please contact our office at corps@sos.wa.gov or (360) 725-0377 if you have any questions.

Sincerely,

Corporations and Charities Division

Office of the Secretary of State

www.sos.wa.gov/corps